Dallas, TX/April 20, 2022
FIRST QUARTER 2022 NET INCOME OF $189 MILLION, $1.37 PER SHARE
Broad-based Loan Growth
Strong Credit Quality and Expense Control
Actively Managing Balance Sheet as Rates Rise
"Our first quarter results demonstrate our ability to drive broad-based loan growth while maintaining favorable credit metrics and controlling expenses," said Curt C. Farmer, Comerica Chairman and Chief Executive Officer. "Average general Middle Market loans increased 4% and Corporate Banking increased 9% relative to the fourth quarter and were offset by a large decrease in Mortgage Banker. Deposits were impacted by seasonality and customers using balances to fund business activity. While we increased our securities and swap portfolios to lock in higher yields, our balance sheet remains well-positioned for the rising rate environment. Noninterest income declined from record levels due to seasonality and normalization of warrant-related activity. We expect fee income to be more robust as we move through the year. Customer sentiment remains good with cautious optimism regarding the economy, which is reflected in our strong pipeline and growing loan commitment levels."

(dollar amounts in millions, except per share data)	1st Qtr '22	4th Qtr '21	1st Qtr '21
FINANCIAL RESULTS
Net interest income	$456	$461	$443
Provision for credit losses	(11)	(25)	(182)
Noninterest income	244	289	270
Noninterest expenses	473	486	447
Pre-tax income	238	289	448
Provision for income taxes	49	61	98
Net income	$189	$228	$350
Diluted earnings per common share	$1.37	$1.66	$2.43
Average loans	48,273	47,825	50,589
Average deposits	79,103	84,537	71,392
Return on average assets	0.84%	0.93%	1.68%
Return on average common shareholders' equity	10.10	11.88	18.04
Net interest margin	2.19	2.04	2.29
Common equity Tier 1 capital ratio (a)	9.93	10.13	11.02
Tier 1 capital ratio (a)	10.47	10.70	11.62
Common equity ratio	7.45	7.93	8.99
Common shareholders' equity per share of common stock	$50.80	$57.41	$55.58
Tangible common equity per share of common stock (b)	45.86	52.46	50.93
(a)March 31, 2022 ratios are estimated. Ratios for first quarter 2021 reflect deferral of CECL model impact as calculated per regulatory guidance.
(b)See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

First Quarter 2022 Compared to Fourth Quarter 2021 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans increased $448 million to $48.3 billion, including a $354 million decline to $335 million in Paycheck Protection Program (PPP) loans.
•Increases of $423 million in general Middle Market, $407 million in Corporate Banking, $363 million in Equity Fund Services and $199 million in National Dealer Services were partially offset by a decrease of $852 million in Mortgage Banker Finance.
•Average loan yields decreased 4 basis points to 3.22%, primarily driven by reduced PPP income.
Securities increased $721 million to $17.3 billion.
•Increase of $1.1 billion in mortgage-backed securities reflected continued deployment of excess liquidity to reduce asset sensitivity as rates increased, partially offset by $389 million of Treasury maturities.
•Average yield on securities increased 3 basis points to 1.74% due to higher yields on purchases and reinvestments.
Deposits decreased $5.4 billion to $79.1 billion.
•Interest-bearing and noninterest-bearing deposits decreased $2.9 billion and $2.6 billion, respectively, as customers utilized balances to fund business activities. The decrease in total deposits also included seasonal declines in general Middle Market, Technology and Life Sciences and Wealth Management, as well as a decrease in Corporate Banking.
•The average cost of interest-bearing deposits was stable at 5 basis points.
Net interest income decreased $5 million to $456 million.
•Increased securities and loan volumes as well as the impact of higher short-term rates were more than offset by a $10 million decline in PPP income and two fewer days in the quarter.
•Net interest margin increased 15 basis points to 2.19%, primarily due to a decrease in lower-yielding deposits held with the Federal Reserve Bank.
Provision for credit losses increased $14 million to a smaller benefit of $11 million.
•The allowance for credit losses decreased $19 million to $599 million at March 31, 2022, primarily due to strong credit quality as well as sustained favorable economic forecasts and continued low charge-off levels. As a percentage of total loans, the allowance for credit losses was 1.21%, a decrease of 5 basis points.
•Net loan charge-offs were $8 million, or 0.06% of average loans.
Noninterest income decreased $45 million to $244 million.
•Decreases of $14 million in warrant-related income, mostly due to elevated gains on monetization in the fourth quarter 2021, $12 million in deferred compensation asset returns (offset in noninterest expenses), $6 million in commercial lending fees, $5 million in derivative income from market-driven changes in credit valuation adjustments and other smaller changes impacted by seasonality.
Noninterest expenses decreased $13 million to $473 million.
•Decreases of $6 million in occupancy expense, $4 million each in outside processing fee expense and legal fees and $3 million each in salaries and benefits expense and advertising expense, partially offset by increases of $8 million in operational losses and $3 million in FDIC insurance expense.
◦Salaries and benefits expense was impacted by significant seasonal items including increases of $23 million in annual stock-based compensation and $7 million in payroll taxes, partly offset by decreases of $10 million in staff insurance and $8 million in incentive compensation. Deferred compensation expense (offset in other noninterest income) decreased $12 million.
◦Included $6 million of expenses for severance costs (reported in salaries and benefits) as well as consulting fees and asset impairments (reported in other noninterest expenses) for certain initiatives related to transformation of the retail banking delivery model, alignment of corporate facilities and optimization of technology platform.
Provision for income taxes decreased $12 million to $49 million.
•Included $3 million in discrete tax benefits from employee stock transactions.
Capital position remained solid with a common equity Tier 1 capital ratio of 9.93% and a Tier 1 capital ratio of 10.47%.
•Returned a total of $124 million to common shareholders through share repurchases and dividends.
◦Declared dividends of $89 million on common stock and $6 million on preferred stock.

First Quarter 2022 Compared to First Quarter 2021 Overview
Balance sheet items discussed in terms of average balances.
Loans decreased $2.3 billion, or 5%.
•Decreases in Mortgage Banker Finance, National Dealer Services, Business Banking and Personal Banking, partially offset by increases in Corporate Banking, Equity Fund Services, general Middle Market and Environmental Services.
◦Excluding a $3.2 billion decline in PPP loans, average loans increased $925 million, driven by increases in general Middle Market, Corporate Banking, Equity Fund Services and Environmental Services, partially offset by decreases in Mortgage Banker Finance and National Dealer Services.
•Average yield on loans increased 13 basis points, primarily reflecting the impact of a residual value adjustment in the leasing portfolio during first quarter 2021, partially offset by net impact of PPP loans.
Securities increased $2.4 billion, or 16%.
•Reflects investment of a portion of excess liquidity into mortgage-backed securities, partly offset by maturities of Treasury securities.
•Average yield on securities decreased 15 basis points, reflecting lower yields on reinvestments.
Deposits increased $7.7 billion, or 11%.
•Nearly every business line experienced growth as noninterest-bearing and interest-bearing deposits increased $6.1 billion and $1.7 billion, respectively, due to customers' solid profitability and capital markets activity as well as the liquidity injected into the economy through fiscal and monetary actions.
•Interest-bearing deposit costs decreased 3 basis points, reflecting prudent management of relationship pricing in a low interest rate environment.
Net interest income increased $13 million.
•Higher volume of earning assets as well as the residual value adjustment in the lease portfolio during first quarter 2021, partially offset by the net impact of PPP loans and reinvestment in lower-yielding securities.
Provision for credit losses increased $171 million to a smaller benefit of $11 million.
•The allowance for credit losses decreased $208 million, primarily reflecting strong credit quality and sustained improvements in the economic forecast. As a percentage of total loans, the allowance for credit losses decreased 38 basis points.
Noninterest income decreased $26 million.
•Decreases in warrant-related income, deferred compensation asset returns (offset in noninterest expenses), derivative income and investment banking fees, partially offset by increases in fiduciary income and commercial lending fees.
Noninterest expenses increased $26 million.
•Increases in operational losses, salaries and benefits expense and consulting fees, as well as smaller increases in various categories.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	1st Qtr '22	4th Qtr '21	1st Qtr '21
Net interest income	$456	$461	$443
Net interest margin	2.19%	2.04%	2.29%
Selected balances:
Total earning assets	$83,570	$89,898	$78,523
Total loans	48,273	47,825	50,589
Total investment securities	17,327	16,606	14,894
Federal Reserve Bank deposits	17,267	24,849	12,507

Total deposits	79,103	84,537	71,392
Total noninterest-bearing deposits	43,419	45,980	37,361
Medium- and long-term debt	2,767	2,819	3,609
Net interest income decreased $5 million, and net interest margin increased 15 basis points compared to fourth quarter 2021.
•Interest income on loans decreased $10 million and reduced net interest margin by 2 basis points, primarily due to the net impact of PPP activity (-$10 million, -4 basis points). An increase in interest income and margin from higher non-PPP loan balances (+$5 million, +1 basis point) was offset by two fewer days in the quarter (-$6 million). Higher short-term rates increased interest income by $4 million and net interest margin by 2 basis points, while the impact of nonaccrual loans reduced interest income by $3 million and net interest margin by 1 basis point.
•Interest income on investment securities increased $6 million due to portfolio growth.
•Interest income on short-term investments decreased $1 million and improved net interest margin by 17 basis points due to a decrease of $7.6 billion in lower-yielding deposits with the Federal Reserve.

Credit Quality
"Our credit metrics remained excellent in the first quarter, including net charge-offs of only 6 basis points," said Farmer. "Gross charge-offs declined while recoveries decreased from elevated levels of recent quarters. Criticized and nonaccrual loans remained low. Sustained strong credit metrics and a continuing favorable economic forecast, albeit with elements of uncertainty, resulted in a modest reduction in our allowance for credit losses to 1.21% of loans. We are closely monitoring the portfolio, looking for signs of stress from supply chain disruptions, labor constraints and inflation. Overall, our customers are managing through these current challenges, continue to perform well and have maintained strong balance sheets."

(dollar amounts in millions)	1st Qtr '22	4th Qtr '21	1st Qtr '21
Credit-related charge-offs	$18	$20	$16
Recoveries	10	24	13
Net credit-related (recoveries) charge-offs	8	(4)	3
Net credit-related charge-offs/Average total loans	0.06%	(0.03%)	0.03%
Provision for credit losses	$(11)	$(25)	$(182)

Nonperforming loans	273	268	316
Nonperforming assets (NPAs)	274	269	325
NPAs/Total loans and foreclosed property	0.55%	0.55%	0.64%
Loans past due 90 days or more and still accruing	$26	$27	$60
Allowance for loan losses	554	588	777
Allowance for credit losses on lending-related commitments (a)	45	30	30
Total allowance for credit losses	599	618	807
Allowance for credit losses/Period-end total loans	1.21%	1.26%	1.59%
Allowance for credit losses/Period-end total loans excluding PPP loans	1.22	1.27	1.72
Allowance for credit losses/Nonperforming loans	2.2x	2.3x	2.6x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses decreased $19 million to $599 million at March 31, 2022, or 1.21% of total loans, reflecting strong credit quality as well as sustained favorable economic forecasts and continued low charge-off levels, although some measure of uncertainty remains.
•Criticized loans increased $74 million to $1.6 billion, or 3% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦The increase in criticized loans was primarily driven by increases in general Middle Market and Environmental Services, partially offset by a decrease in Entertainment.
•Nonperforming assets increased $5 million to $274 million, or 0.55% of total loans and foreclosed property compared to 0.55% in fourth quarter 2021.
◦Nonperforming assets in Energy decreased by $2 million.
◦Nonaccrual business loans declined by $17 million, while nonaccrual retail loans increased by $22 million as temporary legislative relief for COVID-19-related deferrals ended on December 31, 2021.
•Net charge-offs totaled $8 million compared to net recoveries of $4 million in fourth quarter 2021, driven by a decrease in recoveries.
◦Energy net charge-offs totaled $6 million, which consisted of $6 million in charge-offs related to legacy energy services.

Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at March 31, 2022. A discussion of business segment year-to-date results will be included in Comerica's First Quarter 2022 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review first quarter 2022 financial results at 7 a.m. CT Wednesday, April 20, 2022. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 4860234). The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (impacts from the COVID-19 global pandemic; changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; changes in accounting standards and the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Darlene P. Persons
(214) 462-6657	(214) 462-6831

Louis H. Mora	Morgan Mathers
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2022	2021	2021
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$1.37	$1.66	$2.43
Cash dividends declared	0.68	0.68	0.68
Average diluted shares (in thousands)	132,912	132,870	141,072
PERFORMANCE RATIOS
Return on average common shareholders' equity	10.10%	11.88%	18.04%
Return on average assets	0.84	0.93	1.68
Efficiency ratio (a)	66.91	64.24	62.59
CAPITAL
Common equity tier 1 capital (b), (c)	$7,169	$7,064	$7,236
Tier 1 capital (b), (c)	7,563	7,458	7,630
Risk-weighted assets (b)	72,211	69,708	65,649
Common equity tier 1 capital ratio (b), (c)	9.93%	10.13%	11.02%
Tier 1 capital ratio (b), (c)	10.47	10.70	11.62
Total capital ratio (b)	12.04	12.35	13.86
Leverage ratio (b)	8.25	7.74	9.08
Common shareholders' equity per share of common stock	$50.80	$57.41	$55.58
Tangible common equity per share of common stock (c)	45.86	52.46	50.93
Common equity ratio	7.45%	7.93%	8.99%
Tangible common equity ratio (c)	6.77	7.30	8.30
AVERAGE BALANCES
Commercial loans	$28,275	$27,925	$30,968
Real estate construction loans	2,659	2,968	4,137
Commercial mortgage loans	11,647	11,212	9,952
Lease financing	635	634	592
International loans	1,220	1,177	962
Residential mortgage loans	1,785	1,810	1,809
Consumer loans	2,052	2,099	2,169
Total loans	48,273	47,825	50,589
Earning assets	83,570	89,898	78,523
Total assets	91,150	96,692	84,559
Noninterest-bearing deposits	43,419	45,980	37,361
Interest-bearing deposits	35,684	38,557	34,031
Total deposits	79,103	84,537	71,392
Common shareholders' equity	7,344	7,408	7,746
Total shareholders' equity	7,738	7,802	8,140
NET INTEREST INCOME
Net interest income	$456	$461	$443
Net interest margin	2.19%	2.04%	2.29%
CREDIT QUALITY
Nonperforming assets	$274	$269	$325
Loans past due 90 days or more and still accruing	26	27	60
Net credit-related charge-offs	8	(4)	3
Allowance for loan losses	554	588	777
Allowance for credit losses on lending-related commitments	45	30	30
Total allowance for credit losses	599	618	807
Allowance for credit losses as a percentage of total loans	1.21%	1.26%	1.59%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.06	(0.03)	0.03
Nonperforming assets as a percentage of total loans and foreclosed property	0.55	0.55	0.64
Allowance for credit losses as a multiple of total nonperforming loans	2.2x	2.3x	2.6x
OTHER KEY INFORMATION
Number of banking centers	433	433	434
Number of employees - full time equivalent	7,484	7,442	7,653
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    March 31, 2022 ratios are estimated. March 31, 2021 ratios reflect deferral of CECL model impact of $26 million as calculated per regulatory guidance.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2022	2021	2021
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,466	$1,236	$1,064
Interest-bearing deposits with banks	12,084	21,443	13,807
Other short-term investments	181	197	176
Investment securities available-for-sale	18,810	16,986	15,595
Commercial loans	29,562	29,366	30,886
Real estate construction loans	2,301	2,948	4,244
Commercial mortgage loans	11,992	11,255	9,993
Lease financing	644	640	577
International loans	1,248	1,208	990
Residential mortgage loans	1,769	1,771	1,799
Consumer loans	2,047	2,097	2,093
Total loans	49,563	49,285	50,582
Allowance for loan losses	(554)	(588)	(777)
Net loans	49,009	48,697	49,805
Premises and equipment	444	454	456
Accrued income and other assets	7,171	5,603	5,388
Total assets	$89,165	$94,616	$86,291
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$42,677	$45,800	$38,822
Money market and interest-bearing checking deposits	29,746	31,349	29,880
Savings deposits	3,300	3,167	2,934
Customer certificates of deposit	1,854	1,973	2,141
Foreign office time deposits	31	50	30
Total interest-bearing deposits	34,931	36,539	34,985
Total deposits	77,608	82,339	73,807
Accrued expenses and other liabilities	1,839	1,584	1,480
Medium- and long-term debt	2,682	2,796	2,852
Total liabilities	82,129	86,719	78,139
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,194	2,175	2,183
Accumulated other comprehensive loss	(1,173)	(212)	(105)
Retained earnings	10,585	10,494	9,975
Less cost of common stock in treasury - 97,435,493 shares at 3/31/22, 97,476,872 shares at 12/31/21 and 88,579,635 shares at 3/31/21	(6,105)	(6,095)	(5,436)
Total shareholders' equity	7,036	7,897	8,152
Total liabilities and shareholders' equity	$89,165	$94,616	$86,291

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2022 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2021		First Quarter 2021
(in millions, except per share data)	2022	2021	2021	2021	2021	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$383	$393	$411	$404	$386	$(10)	(3%)	$(3)	(1%)
Interest on investment securities	77	71	70	70	69	6	9	8	13
Interest on short-term investments	9	10	8	5	4	(1)	(14)	5	n/m
Total interest income	469	474	489	479	459	(5)	(1)	10	2
INTEREST EXPENSE
Interest on deposits	4	5	5	5	7	(1)	(15)	(3)	(38)
Interest on medium- and long-term debt	9	8	9	9	9	1	6	—	—
Total interest expense	13	13	14	14	16	—	—	(3)	(17)
Net interest income	456	461	475	465	443	(5)	(1)	13	3
Provision for credit losses	(11)	(25)	(42)	(135)	(182)	14	54	171	94
Net interest income after provision for credit losses	467	486	517	600	625	(19)	(4)	(158)	(25)
NONINTEREST INCOME
Card fees	69	71	72	84	71	(2)	(3)	(2)	(3)
Fiduciary income	58	60	58	60	53	(2)	(3)	5	9
Service charges on deposit accounts	48	50	50	47	48	(2)	(4)	—	—
Commercial lending fees	22	28	31	27	18	(6)	(21)	4	26
Derivative income	22	27	20	22	30	(5)	(16)	(8)	(25)
Bank-owned life insurance	13	11	12	9	11	2	18	2	12
Letter of credit fees	9	10	10	10	10	(1)	(11)	(1)	(6)
Brokerage fees	4	3	3	4	4	1	19	—	—
Other noninterest income	(1)	29	24	21	25	(30)	n/m	(26)	n/m
Total noninterest income	244	289	280	284	270	(45)	(16)	(26)	(10)
NONINTEREST EXPENSES
Salaries and benefits expense	289	292	282	277	282	(3)	(1)	7	3
Outside processing fee expense	62	66	65	71	64	(4)	(6)	(2)	(3)
Software expense	39	38	40	38	39	1	—	—	—
Occupancy expense	38	44	40	38	39	(6)	(12)	(1)	(1)
Equipment expense	11	12	13	13	12	(1)	(5)	(1)	(6)
FDIC insurance expense	8	5	4	7	6	3	52	2	19
Advertising expense	7	10	10	9	6	(3)	(28)	1	14
Other noninterest expenses	19	19	11	10	(1)	—	—	20	n/m
Total noninterest expenses	473	486	465	463	447	(13)	(3)	26	6
Income before income taxes	238	289	332	421	448	(51)	(17)	(210)	(47)
Provision for income taxes	49	61	70	93	98	(12)	(19)	(49)	(50)
NET INCOME	189	228	262	328	350	(39)	(17)	(161)	(46)
Less:
Income allocated to participating securities	1	1	1	2	1	—	—	—	—
Preferred stock dividends	6	6	6	5	6	—	—	—	—
Net income attributable to common shares	$182	$221	$255	$321	$343	$(39)	(18)%	$(161)	(47%)
Earnings per common share:
Basic	$1.39	$1.69	$1.92	$2.35	$2.46	$(0.30)	(18)%	$(1.07)	(44%)
Diluted	1.37	1.66	1.90	2.32	2.43	(0.29)	(17)	(1.06)	(44)
Comprehensive (loss) income	(772)	223	175	313	181	(995)	n/m	(953)	n/m
Cash dividends declared on common stock	89	89	89	92	95	—	—	(6)	(7)
Cash dividends declared per common share	0.68	0.68	0.68	0.68	0.68	—	—	—	—
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2022	2021
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance at beginning of period:
Allowance for loan losses	$588	$609	$652	$777	$948
Allowance for credit losses on lending-related commitments	30	30	31	30	44
Allowance for credit losses	618	639	683	807	992
Loan charge-offs:
Commercial	15	14	24	7	14
Real estate construction	1	—	—	—	—
Commercial mortgage	1	2	—	—	1
International	—	3	2	—	—
Consumer	1	1	—	1	1
Total loan charge-offs	18	20	26	8	16
Recoveries on loans previously charged-off:
Commercial	8	23	22	18	11
Commercial mortgage	1	—	—	—	1
International	—	—	—	1	—
Residential mortgage	—	1	1	—	—
Consumer	1	—	1	—	1
Total recoveries	10	24	24	19	13
Net loan charge-offs (recoveries)	8	(4)	2	(11)	3
Provision for credit losses:
Provision for loan losses	(26)	(25)	(41)	(136)	(168)
Provision for credit losses on lending-related commitments	15	—	(1)	1	(14)
Provision for credit losses	(11)	(25)	(42)	(135)	(182)
Balance at end of period:
Allowance for loan losses	554	588	609	652	777
Allowance for credit losses on lending-related commitments	45	30	30	31	30
Allowance for credit losses	$599	$618	$639	$683	$807
Allowance for credit losses as a percentage of total loans	1.21%	1.26%	1.33%	1.36%	1.59%
Allowance for credit losses as a percentage of total loans excluding PPP loans	1.22	1.27	1.35	1.44	1.72
Net loan charge-offs (recoveries) as a percentage of average total loans	0.06	(0.03)	0.01	(0.09)	0.03

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2022	2021
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$163	$173	$200	$221	$230
Real estate construction	4	6	6	4	1
Commercial mortgage	27	32	30	31	34
Lease financing	—	—	—	—	1
International	5	5	8	—	—
Total nonaccrual business loans	199	216	244	256	266
Retail loans:
Residential mortgage	53	36	35	41	33
Consumer:
Home equity	14	12	12	14	15
Other consumer	3	—	—	—	—
Total nonaccrual retail loans	70	48	47	55	48
Total nonaccrual loans	269	264	291	311	314
Reduced-rate loans	4	4	4	8	2
Total nonperforming loans	273	268	295	319	316
Foreclosed property	1	1	1	—	8
Other repossessed assets	—	—	—	1	1
Total nonperforming assets	$274	$269	$296	$320	$325
Nonperforming loans as a percentage of total loans	0.55%	0.54%	0.61%	0.64%	0.63%
Nonperforming assets as a percentage of total loans and foreclosed property	0.55	0.55	0.62	0.64	0.64
Allowance for credit losses as a multiple of total nonperforming loans	2.2x	2.3x	2.2x	2.1x	2.6x
Loans past due 90 days or more and still accruing	$26	$27	$12	$27	$60
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$264	$291	$311	$314	$347
Loans transferred to nonaccrual (a)	41	15	55	62	61
Nonaccrual loan gross charge-offs	(18)	(20)	(26)	(8)	(16)
Loans transferred to accrual status (a)	(4)	—	(8)	—	(17)
Nonaccrual loans sold	—	—	(9)	—	(25)
Payments/other (b)	(14)	(22)	(32)	(57)	(36)
Nonaccrual loans at end of period	$269	$264	$291	$311	$314
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$28,275	$232	3.34%	$27,925	$240	3.42%	$30,968	$254	3.33%
Real estate construction loans	2,659	24	3.62	2,968	26	3.52	4,137	34	3.37
Commercial mortgage loans	11,647	84	2.92	11,212	81	2.89	9,952	70	2.85
Lease financing (b)	635	5	2.89	634	5	2.89	592	(12)	(8.44)
International loans	1,220	9	3.09	1,177	9	3.06	962	8	3.17
Residential mortgage loans	1,785	11	2.51	1,810	14	3.02	1,809	14	3.13
Consumer loans	2,052	18	3.47	2,099	18	3.29	2,169	18	3.40
Total loans	48,273	383	3.22	47,825	393	3.26	50,589	386	3.09
Mortgage-backed securities (c)	14,413	70	1.88	13,303	61	1.85	10,257	51	2.03
U.S. Treasury securities (d)	2,914	7	1.00	3,303	10	1.18	4,637	18	1.58
Total investment securities	17,327	77	1.74	16,606	71	1.71	14,894	69	1.89
Interest-bearing deposits with banks	17,781	9	0.19	25,271	10	0.15	12,869	4	0.10
Other short-term investments	189	—	0.19	196	—	0.21	171	—	0.28
Total earning assets	83,570	469	2.26	89,898	474	2.10	78,523	459	2.37
Cash and due from banks	1,446			1,105			970
Allowance for loan losses	(581)			(605)			(915)
Accrued income and other assets	6,715			6,294			5,981
Total assets	$91,150			$96,692			$84,559
Money market and interest-bearing checking deposits	$30,506	3	0.04	$33,326	4	0.05	$29,012	6	0.08
Savings deposits	3,213	—	0.01	3,148	—	0.01	2,800	—	0.02
Customer certificates of deposit	1,921	1	0.19	2,032	1	0.19	2,155	1	0.24
Foreign office time deposits	44	—	0.11	51	—	0.07	64	—	0.09
Total interest-bearing deposits	35,684	4	0.05	38,557	5	0.05	34,031	7	0.08
Short-term borrowings	1	—	—	2	—	—	3	—	0.05
Medium- and long-term debt	2,767	9	1.27	2,819	8	1.17	3,609	9	0.98
Total interest-bearing sources	38,452	13	0.14	41,378	13	0.13	37,643	16	0.17
Noninterest-bearing deposits	43,419			45,980			37,361
Accrued expenses and other liabilities	1,541			1,532			1,415
Shareholders' equity	7,738			7,802			8,140
Total liabilities and shareholders' equity	$91,150			$96,692			$84,559
Net interest income/rate spread		$456	2.12		$461	1.97		$443	2.20
Impact of net noninterest-bearing sources of funds			0.07			0.07			0.09
Net interest margin (as a percentage of average earning assets)			2.19%			2.04%			2.29%
(a)Included PPP loans with average balances of $335 million, $689 million and $3.6 billion, interest income of $5 million, $16 million and $31 million and average yields of 6.54%, 8.97% and 3.47% for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.
(b)The three months ended March 31, 2021 included residual value adjustments totaling $17 million, or a 14 basis point impact to average loan yield.
(c)Average balances included $(562) million, $(80) million and $157 million of unrealized gains and losses for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $(57) million, $(6) million and $56 million of unrealized gains and losses for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively; yields calculated gross of these unrealized gains and losses.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other			Total
	Preferred	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	Income (Loss)	Earnings	Stock	Equity
BALANCE AT DECEMBER 31, 2020	$394	139.2	$1,141	$2,185	$64	$9,727	$(5,461)	$8,050
Net income	—	—	—	—	—	350	—	350
Other comprehensive loss, net of tax	—	—	—	—	(169)	—	—	(169)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(95)	—	(95)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Purchase of common stock	—	(0.1)	—	—	—	—	(3)	(3)
Net issuance of common stock under employee stock plans	—	0.5	—	(24)	—	(1)	28	3
Share-based compensation	—	—	—	22	—	—	—	22
BALANCE AT MARCH 31, 2021	$394	139.6	$1,141	$2,183	$(105)	$9,975	$(5,436)	$8,152
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
Net income	—	—	—	—	—	189	—	189
Other comprehensive loss, net of tax	—	—	—	—	(961)	—	—	(961)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Purchase of common stock	—	(0.4)	—	—	—	—	(36)	(36)
Net issuance of common stock under employee stock plans	—	0.4	—	(9)	—	(3)	26	14
Share-based compensation	—	—	—	28	—	—	—	28
BALANCE AT MARCH 31, 2022	$394	130.7	$1,141	$2,194	$(1,173)	$10,585	$(6,105)	$7,036

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended March 31, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$356	$130	$36	$(64)	$(2)	$456
Provision for credit losses	(23)	7	2	—	3	(11)
Noninterest income	132	28	72	18	(6)	244
Noninterest expenses	234	164	83	—	(8)	473
Provision (benefit) for income taxes	65	(4)	6	(12)	(6)	49
Net income (loss)	$212	$(9)	$17	$(34)	$3	$189
Net credit-related charge-offs (recoveries)	$9	$—	$(1)	$—	$—	$8
Selected average balances:
Assets	$44,882	$2,807	$4,858	$19,235	$19,368	$91,150
Loans	41,549	2,013	4,713	—	(2)	48,273
Deposits	46,040	26,861	5,303	680	219	79,103
Statistical data:
Return on average assets (a)	1.71%	(0.14)%	1.21%	n/m	n/m	0.84%
Efficiency ratio (b)	47.32	103.82	76.79	n/m	n/m	66.91

	Commercial	Retail	Wealth
Three Months Ended December 31, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$386	$138	$41	$(103)	$(1)	$461
Provision for credit losses	(21)	1	(3)	—	(2)	(25)
Noninterest income	168	33	72	10	6	289
Noninterest expenses	230	164	85	—	7	486
Provision (benefit) for income taxes	77	—	7	(22)	(1)	61
Net income (loss)	$268	$6	$24	$(71)	$1	$228
Net credit-related (recoveries) charge-offs	$(6)	$1	$1	$—	$—	$(4)
Selected average balances:
Assets	$43,548	$2,898	$4,935	$18,460	$26,851	$96,692
Loans	40,962	2,084	4,794	—	(15)	47,825
Deposits	50,816	26,714	5,724	954	329	84,537
Statistical data:
Return on average assets (a)	1.95%	0.07%	1.61%	n/m	n/m	0.93%
Efficiency ratio (b)	41.26	95.17	74.64	n/m	n/m	64.24

	Commercial	Retail	Wealth
Three Months Ended March 31, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$382	$133	$42	$(117)	$3	$443
Provision for credit losses	(177)	6	(12)	—	1	(182)
Noninterest income	159	28	67	12	4	270
Noninterest expenses	215	149	76	—	7	447
Provision (benefit) for income taxes	113	—	10	(25)	—	98
Net income (loss)	$390	$6	$35	$(80)	$(1)	$350
Net credit-related charge-offs	$2	$1	$—	$—	$—	$3
Selected average balances:
Assets	$44,448	$3,463	$5,162	$16,959	$14,527	$84,559
Loans	42,904	2,620	5,059	—	6	50,589
Deposits	41,102	24,322	4,826	985	157	71,392
Statistical data:
Return on average assets (a)	3.56%	0.11%	2.72%	n/m	n/m	1.68%
Efficiency ratio (b)	39.70	91.68	69.84	n/m	n/m	62.59
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	March 31,	December 31,	March 31,
(dollar amounts in millions)	2022	2021	2021
Common Equity Tier 1 Capital (a):
Tier 1 capital	$7,563	$7,458	$7,630
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$7,169	$7,064	$7,236
Risk-weighted assets	$72,211	$69,708	$65,649
Tier 1 capital ratio	10.47%	10.70%	11.62%
Common equity tier 1 capital ratio	9.93	10.13	11.02
Tangible Common Equity:
Total shareholders' equity	$7,036	$7,897	$8,152
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$6,642	$7,503	$7,758
Less:
Goodwill	635	635	635
Other intangible assets	11	11	14
Tangible common equity	$5,996	$6,857	$7,109
Total assets	$89,165	$94,616	$86,291
Less:
Goodwill	635	635	635
Other intangible assets	11	11	14
Tangible assets	$88,519	$93,970	$85,642
Common equity ratio	7.45%	7.93%	8.99%
Tangible common equity ratio	6.77	7.30	8.30
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,642	$7,503	$7,758
Tangible common equity	5,996	6,857	7,109
Shares of common stock outstanding (in millions)	131	131	140
Common shareholders' equity per share of common stock	$50.80	$57.41	$55.58
Tangible common equity per share of common stock	45.86	52.46	50.93
(a)March 31, 2022 ratios are estimated. March 31, 2021 ratios reflect deferral of CECL model impact of $26 million as calculated per regulatory guidance.